EXHIBIT 4.3

                         ELIGIBLE LENDER TRUST AGREEMENT

                                     between

                      SLC STUDENT LOAN RECEIVABLES I, INC.
                                   as Grantor

                                       and

                                 CITIBANK, N.A.
                           as Eligible Lender Trustee

                         Dated as of September 19, 2006

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                         ELIGIBLE LENDER TRUST AGREEMENT

            THIS ELIGIBLE LENDER TRUST AGREEMENT is made on September 19, 2006, by and between SLC STUDENT LOAN RECEIVABLES I, INC. (the "Grantor") and CITIBANK, N.A., as eligible lender trustee (the "Eligible Lender Trustee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the Grantor is not an eligible lender under the Higher Education Act of 1965, as amended, or related regulations promulgated by the U.S. Secretary of Education (collectively, the "Act") and, as such, cannot hold loans made and reinsured under Title IV of the Act as an eligible lender;

            WHEREAS, it is the intention of the parties that certain loans ("Trust Student Loans") reinsured under Title IV of the Act and meeting the qualifications described in Section 2 hereof made to persons for post-secondary education at eligible institutions be acquired from time to time by the Eligible Lender Trustee on behalf of the Grantor (hereinafter collectively referred to as the "Portfolio");

            WHEREAS, the Eligible Lender Trustee is an eligible lender under and as defined in the Act;

            WHEREAS, the Eligible Lender Trustee has agreed to hold legal title to the Trust Student Loans for the benefit of the Grantor;

            WHEREAS, the Eligible Lender Trustee and certain Guarantors have entered or will enter into Guarantee Agreements with respect to the Trust Student Loans; and

            WHEREAS, the Grantor intends to provide the Eligible Lender Trustee with written instruction on all aspects of the management of the Trust Student Loans;

            NOW, THEREFORE, for and in consideration of the promises and of the mutual covenants contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Grantor covenants and agrees with the Eligible Lender Trustee as follows:

            Section 1. Definitions. Capitalized terms used herein and not otherwise defined in this Section 1 shall have the meanings specified in the Indenture.

            "Administration Agreement" shall mean the Administration Agreement, dated as of September 19, 2006, by and among The Student Loan Corporation, as servicer and administrator, and the Trust.

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            "Guarantee Agreement" shall mean any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Trust Student Loans guaranteed in accordance with the Higher
Education Act by such Guarantor.

            "Guarantor" shall mean any entity listed on Attachment B (as amended from time to time) to the Sale Agreement or the Purchase Agreement, as applicable.

            "Indenture" shall mean the Indenture, dated as of September 19, 2006, by and among the Trust, the Indenture Trustee, the Eligible Lender Trustee and the Indenture Administrator.

            "Indenture Administrator" shall mean Citibank, N.A., as indenture administrator under the Indenture.

            "Indenture Trustee" shall mean U.S. Bank National Association, as indenture trustee under the Indenture.

            "Interest Subsidy Payments" shall mean payments, designated as such, consisting of interest subsidies by the Secretary of Education in respect of the Trust Student Loans to the Eligible Lender Trustee or the Owner Trustee on behalf of the Trust in accordance with the Higher Education Act.

            "Owner Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement.

            "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government, or any agency or political subdivision thereof.

            "Purchase Agreement" shall mean the Master Terms Purchase Agreement, dated as of September 19, 2006, by and among The Student Loan Corporation, the Eligible Lender Trustee on behalf of The Student Loan Corporation, the Grantor and the Eligible Lender Trustee on behalf of the Grantor, and the purchase agreement or agreements entered into thereunder.

            "Sale Agreement" shall mean the Master Terms Sale Agreement, dated as of September 19, 2006, by and among the Trust, the Eligible Lender Trustee on behalf of the Trust, the Grantor and the Eligible Lender Trustee on behalf of the Grantor, and the sale agreement or agreements entered into thereunder.

            "Secretary of Education" shall mean the Secretary of Education, the United States Department of Education, or any other officer, board, body, commission or agency succeeding to the functions thereof under the Act.

            "Servicing Agreement" shall mean the Servicing Agreement, dated September 19, 2006, by and among The Student Loan Corporation, as servicer and administrator, and the Trust.

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            "Special Allowance Payments" shall mean payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee or the Owner Trustee on behalf of the Trust in accordance with the Higher Education Act.

            "Trust" shall mean SLC Student Loan Trust 2006-2.

            "Trust Agreement" shall mean the Short-Form Trust Agreement, dated as of August 16, 2006, by and between the Grantor and the Owner Trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of September 19, 2006, by and between the Grantor and the Owner Trustee.

            Section 2. Creation of the Trust Estate. (a) The Grantor hereby assigns, transfers and sets over to the Eligible Lender Trustee, in trust for the benefit of the Grantor, all of the Grantor's right, title and interest in and to the Trust Student Loans that at any time may comprise the Portfolio, the receipt of which right, title, and interest is hereby acknowledged by the Eligible Lender Trustee and which trust is hereby accepted by the Eligible Lender Trustee, upon the following express terms and conditions and with the powers and limitations hereinafter conferred and set forth.

            (b) The Portfolio and any other properties held in trust hereunder are collectively referred to herein as the "Trust Estate."

            Section 3. Servicing Agreements. Servicing of loans included in the Portfolio shall be carried out by an eligible third-party servicer of federally guaranteed Trust Student Loans pursuant to the Servicing Agreement executed with such entity. At the time of creation of the Trust Estate, each loan to be included in the Trust Estate shall be a loan serviced by The Student Loan Corporation and, if sub-serviced, sub-serviced by Citibank USA, National Association or by another servicer or sub-servicer mutually agreed to in writing by the parties hereto.

            Section 4. Eligible Lender Trustee's Execution of Agreements Pertaining to Loans Solely in Capacity as Eligible Lender Trustee. The Grantor shall cause all agreements for the origination, purchase, servicing, financing or sale of Trust Student Loans in the Trust Estate to which the Eligible Lender Trustee is a party to indicate clearly that the Eligible Lender Trustee is executing each such agreement solely in its capacity as Eligible Lender Trustee and not in its individual capacity.

            This provision is not intended to apply, however, to Guarantee Agreements executed by the Eligible Lender Trustee pursuant to Section 7 hereof, or to limit the Eligible Lender Trustee's legal responsibility to the Secretary of Education under 34 CFR ss. 682.203(b).

            Section 5. Dispositive Provisions. The Eligible Lender Trustee shall pay to the Indenture Trustee, promptly upon receipt thereof, any and all income and payments (other than payments made by the Grantor) received by the Eligible Lender Trustee in connection with the Trust Estate, including without limitation the following payments to be received with respect to Trust Student Loans: scheduled payments of principal, interest, late fees and penalties by borrowers, prepayments of principal and interest by borrowers; all grants, subsidies, donations,
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Interest Subsidy Payments, and Special Allowance Payments, and all default and other claim payments made by any Guarantor.


            Section 6. Reserved Rights of Invasion. The Grantor expressly reserves and retains the right, at any time and from time to time, by a notice in writing signed by an authorized officer of the Grantor and filed with the Eligible Lender Trustee, to withdraw from the corpus of the Trust Estate any or all of the Trust Estate, so long as such withdrawal will not adversely affect any of the benefits that the Trust Student Loans are entitled to under the Act.

            Subject to the terms of the Indenture, the Administration Agreement and the Servicing Agreement, it is an express provision and term of this trust that any of the powers which the Grantor reserves to itself are to be exercised only by the Grantor in its sole discretion, and not as a power to be subject to exercise by any other Person, or under any process of law for the Grantor's benefit, or for the benefit of the Grantor's creditors by any other Person or court whatsoever.

            Section 7. Eligible Lender Trustee's Duties and Powers. The Eligible Lender Trustee and any successor to the Eligible Lender Trustee or Eligible Lender Trustees shall have only the following powers and duties:

            (a) Upon receipt of written instructions from the Grantor, the Eligible Lender Trustee shall execute and deliver all written instruments and take any and all other actions that the Grantor may direct in order to (i) maintain all Guarantee Agreements covering the Portfolio, (ii) enter into and take other actions with respect to further agreements as required by the Grantor for the benefit of the Trust Estate, and (iii) enforce the rights of the Eligible Lender Trustee under all such Guarantee Agreements and other agreements.

            (b) Upon receipt of written instructions from the Grantor, the Eligible Lender Trustee shall execute and deliver all written instruments and take any and all other actions as may be, in the judgment of the Grantor, required from time to time in connection with the application for and receipt of grants, subsidies, donations, Interest Subsidy Payments, Special Allowance Payments, and default and other claim payments with respect to the Trust Estate.

            (c) The Eligible Lender Trustee shall meet the qualifications set forth in Section 14 hereof at all times during which it holds legal title to the Trust Student Loans comprising the Portfolio.

            (d) Upon receipt of written instructions from the Grantor, the Eligible Lender Trustee shall sell, exchange or liquidate all or any portion of the Trust Estate.

            (e) The Eligible Lender Trustee shall dispose of any proceeds of such sale, exchange or liquidation as the Grantor shall, by written instructions to the Eligible Lender Trustee, direct.

            (f) The Eligible Lender Trustee shall report to the Grantor all claims for taxes, insurance premiums and other legal assessments, debts, charges or claims of any type made against any money or other assets belonging to the Trust, or which may be due and owing in connection with the Trust Estate of which a Responsible Officer of the Eligible Lender

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Trustee has actual knowledge. When directed in writing by the Grantor, the
Eligible Lender Trustee shall satisfy approved claims out of any money belonging to the Trust Estate, but the Grantor expressly reserves the right to satisfy Trust debts with non-Trust assets.

            (g) Subject to the indemnification rights set forth in Section 10 hereof, with the Grantor's express written approval and indemnification, the Eligible Lender Trustee shall compromise, settle, arbitrate or defend any claim or demand in favor of or against the Trust Estate, and shall enter upon such contracts and agreements and make such compromises of debts, claims or controversies respecting the Trust Estate as the Grantor shall direct by written instructions to the Eligible Lender Trustee.

            (h) The Eligible Lender Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees and shall not be answerable for the conduct of the same if appointed with due care hereunder, and shall be entitled to advice of counsel concerning all matters of trusts hereof and duties hereunder, and may in all cases pay such reasonable compensation to any attorney, agent, receiver or employee retained or employed by it in connection herewith. The Eligible Lender Trustee may act upon the opinion or advice of an attorney or accountant selected by it in the exercise of reasonable care or, if selected or retained by the Grantor, approved by the Eligible Lender Trustee in the exercise of such care. The Eligible Lender Trustee shall not be responsible for any loss or damage resulting from any action or nonaction based on its good faith reliance upon such opinion or advice.

            (i) The Eligible Lender Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Eligible Lender Trustee, unless it shall be proved that the Eligible Lender Trustee was negligent in ascertaining the pertinent facts. The Eligible Lender Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Grantor. The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act. Under no circumstances shall the Eligible Lender Trustee be personally liable for any indebtedness of the Grantor or the Trust under any Basic Documents. For the purposes of this Agreement, "Responsible Officer" means any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Eligible Lender Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Agreement.

            Section 8. Limitation on Eligible Lender Trustee's Duties. (a) The Eligible Lender Trustee shall perform only those duties as may be required from time to time under the terms of this Agreement in connection with the Eligible Lender Trustee's holding of Trust Student Loans that comprise the Trust Estate. The Eligible Lender Trustee shall have no obligation to the Grantor to administer, service or collect such Trust Student Loans or to maintain or monitor administration, servicing or collection procedures followed in connection with such Trust Student Loans, except insofar as specific functions in that regard are required of the

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Eligible Lender Trustee pursuant to the express terms of Section 7 hereof and appropriate written instructions and indemnity of the Grantor. The Eligible Lender Trustee shall not be required to expend any of its own funds in connection with this Agreement or its duties hereunder or under any related documents or agreements pertaining to the Trust Estate.

            (b) Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall be construed to limit the Eligible Lender Trustee's legal responsibility to the Secretary of Education in its capacity as Eligible Lender Trustee for any violations of statutory or regulatory requirements that may occur with respect to Trust Student Loans in the Portfolio, pursuant to 34 CFR ss.682.203(b) or any successor provision thereto. The Eligible Lender Trustee agrees not to delay paying any liability the Eligible Lender Trustee owes to the Secretary by reason of such a violation for the purpose of first being indemnified by the Grantor for such payment.

            (c) The Eligible Lender Trustee shall not be responsible for any recital herein or for the recording or re-recording, filing, re-filing of any document or any supplement or amendment thereto, or the filing of financial statements, or for the validity of the execution by the Grantor of this Agreement, or of any supplemental agreements or instruments of further assurance, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof.

            (d) The Eligible Lender Trustee shall be protected in acting in reasonable reliance upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of counsel, which may be counsel for the Grantor or the Eligible Lender Trustee's in-house counsel), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

            (e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Eligible Lender Trustee shall be entitled to rely upon a certificate signed by an authorized officer on behalf of the Grantor as sufficient evidence of the facts therein contained.

            (f) The permissive right of the Eligible Lender Trustee to do things enumerated in this Agreement shall not be construed as a duty.

            Section 9. Administration and Servicing of Portfolio. (a) The Grantor is hereby appointed by the Eligible Lender Trustee as its agent to originate, manage, service, administer, and make collections on Trust Student Loans in the Portfolio. The Grantor shall perform its duties with reasonable care, following its customary standards, policies and procedures and using that degree of skill and attention that the Grantor exercises with respect to all comparable loans that it originates, services, or administers for itself or others. Without limiting the generality of the foregoing, the Grantor is authorized and empowered by the Eligible Lender Trustee to execute and deliver, on behalf of itself, the Eligible Lender Trustee or both of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Trust Student Loans in the Portfolio, except as otherwise required by the Act. The Eligible Lender Trustee will furnish the

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Grantor with any powers of attorney or other documents reasonably necessary or appropriate to enable the Grantor to carry out its servicing and administrative duties hereunder.

            (b) The Grantor may at any time without notice or consent delegate any or all of its duties under this Agreement to any person; provided that the Grantor shall at all times retain full responsibility for the duties performed by any such party. The Grantor may at any time perform specific duties under this Agreement through subcontractors, provided that the Grantor shall at all times retain full responsibility for the duties performed by such subcontractors.

            (c) To assure uniform quality in origination and servicing of the Trust Student Loans and to reduce administrative costs, the Eligible Lender Trustee hereby appoints the Grantor, and the Grantor accepts such appointment, to act as agent of the Eligible Lender Trustee as custodian of the Trust Student Loans in the Portfolio, which are hereby constructively delivered to the Eligible Lender Trustee with respect to each such Trust Student Loan.

            Section 10. Compensation and Indemnification of Eligible Lender Trustee. The Eligible Lender Trustee shall be entitled to reasonable compensation for all services rendered by it in the execution of the trust created hereunder and in the exercise and performance of any of the powers and duties of the Eligible Lender Trustee hereunder. The Eligible Lender Trustee shall also be entitled to reimbursement from the Grantor for all reasonable costs and out-of-pocket expenses incurred by the Eligible Lender Trustee. Such costs and expenses shall be billed to the Grantor at the cost of the Eligible Lender Trustee. Such expenses shall include all expenses, disbursements and advances incurred or made by the Eligible Lender Trustee in accordance with the duties required under any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) and those duties expressly required by law which may not be transferred to the Grantor.

            The Grantor hereby agrees to promptly indemnify the Eligible Lender Trustee and any director, officer, employee or agent of the Eligible Lender Trustee for, and to hold them harmless against, any loss, liability, claim, expense (including, without limitation, costs and expenses of litigation and of investigation counsel fees, damages, judgments and amounts paid in settlement) or advance incurred or made without negligence or bad faith on the part of the Eligible Lender Trustee, including without limitation reasonable attorneys' fees and expenses, arising out of or in connection with the acceptance or administration of the Trust or this Agreement pursuant hereto, including without limitation, the servicing of the Portfolio by third-party servicers pursuant to
Section 3 above. Such indemnification by the Grantor shall survive the termination of this Agreement and/or resignation or removal of the Eligible Lender Trustee and shall include, without limitation, any loss, liability, expense or advance incurred or made by the Eligible Lender Trustee as a result of the acts or omissions of any servicer in the organization or servicing of any of the Trust Student Loans.

            Section 11. Resignation and Removal of Eligible Lender Trustee and Appointment of Successor to the Eligible Lender Trustee. (a) The Eligible Lender Trustee may at any time resign by giving written notice to the Grantor. Upon receiving such notice of resignation, the Grantor shall promptly appoint a successor to the Eligible Lender Trustee by an

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instrument in writing. If no successor to the Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Grantor shall have an additional 30 days to secure a successor to the Eligible Lender Trustee for the Trust Estate. If the Grantor has not appointed a successor to the Eligible Lender Trustee within 60 days after the Eligible Lender Trustee has given its notice of resignation, the Eligible Lender Trustee shall have the authority to petition, at the expense of the Grantor, a court of competent jurisdiction to appoint a successor to the Eligible Lender Trustee.

            (b) The Grantor may at any time remove the Eligible Lender Trustee and appoint a successor to the Eligible Lender Trustee by written instrument.

            (c) Any resignation or removal of the Eligible Lender Trustee and appointment of a successor to the Eligible Lender Trustee, pursuant to any of the provisions of this section, shall become effective only upon the effective date of the acceptance of the appointment by the successor to the Eligible Lender Trustee.

            Section 12. Assignment; Corporate Changes in Eligible Lender Trustee. Any bank, corporation or other entity into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated; any bank, corporation or other entity resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party; and any bank, corporation or other entity to which the Eligible Lender Trustee's rights and obligations hereunder are assigned, shall be the Eligible Lender Trustee under this Agreement without any further act, provided the resulting bank, corporation, assignee or other entity at all times meets the qualifications set forth in Section 14 hereof. The Eligible Lender Trustee's rights and obligations hereunder may not be assigned to an entity that would not meet the qualifications set forth in Section 14 hereof upon receipt of such assignment. The Eligible Lender Trustee shall take responsible steps to ensure that an entity that becomes a successor to the Eligible Lender Trustee under this section meets the qualifications set forth in Section 15 at all times during which such successor to the Eligible Lender Trustee holds legal title to the Trust Student Loans comprising the Portfolio. The Eligible Lender Trustee shall use its commercially reasonable efforts to give the Grantor at least 120 days' written notice after any corporate change described in this Section 12.

            Section 13. Termination. The Grantor may at any time, in accordance with the provisions of Section 6 hereof, direct the Eligible Lender Trustee to distribute all of the assets then held in trust to the Grantor or such other Person as the Grantor may designate in writing, and upon such distribution this Agreement and the Trust created hereunder shall terminate.

            Section 14. Qualifications of Eligible Lender Trustee and Successor to the Eligible Lender Trustee. The Eligible Lender Trustee, and any successor to the Eligible Lender Trustee, shall at all times during which it holds legal title to the Trust Student Loans comprising the Portfolio maintain (a) eligible lender status under the Act; (b) an eligible lender identification number, as eligible lender trustee for the Grantor, issued by the Secretary of Education;
(c) at the written direction of the Grantor, all Guarantee Agreements with all Guarantors on loans as to which it holds legal title in its capacity as Eligible Lender Trustee hereunder; and (d) all corporate powers and governmental licenses, authorizations, consents, and approvals required for

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it to act as Eligible Lender Trustee and hold legal title to the Trust Student
Loans comprising the Portfolio.

            Section 15. Quarterly Reports to Eligible Lender Trustee. Not later than 60 days following the end of each calendar quarter during the term hereof, the Grantor shall provide to the Eligible Lender Trustee a report setting forth the total dollar amount of loan disbursements made or acquired for the Trust Estate during such calendar quarter.

            Section 16. Governing Law. This Eligible Lender Trust Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

            Section 17. Miscellaneous Provisions. All covenants and agreements herein and statements delivered pursuant hereto shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This agreement supersedes all previous agreements and understandings between the parties with respect to the subject matter hereof. The Agreement may only be changed, modified, or discharged, and any rights or obligations hereunder may only be waived, by a written instrument signed by a duly authorized officer of the party against whom enforcement any such waiver, change, modification or discharge is sought.

            Section 18. Notice. All communications, notices and approvals provided for hereunder shall be in writing and personally delivered, mailed by registered or certified mail, return receipt requested or sent by facsimile, to the Grantor at SLC Student Loan Trust 2006-2, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration, Facsimile No. (302) 636-4140; to the Eligible Lender Trustee at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013,
Attn: Citibank Agency & Trust - SLC 2006-2, Facsimile No. (212) 816-5527, or at such other address or number as either party may hereafter designate by notice to the other party. Notice given in any such communication shall be deemed to have been given upon receipt.

            Section 19. Partial Invalidity. Any provisions of this Eligible Lender Trust Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 20. Counterparts. This Eligible Lender Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                           [SIGNATURE PAGE FOLLOWS]

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            IN WITNESS WHEREOF, the parties hereto have executed this Eligible
Lender Trust Agreement on the day and year first above written.

                                    SLC STUDENT LOAN RECEIVABLES I, INC.,
                                       as Grantor

                                       By:   /s/ Bradley Svalberg
                                          --------------------------------------
                                          Name:  Bradley Svalberg
                                          Title: Treasurer

                                    CITIBANK, N.A.,
                                       as Eligible Lender Trustee

                                       By:   /s/ Jennifer Cupo
                                          --------------------------------------
                                          Name:  Jennifer Cupo
                                          Title: